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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 15, 1996 and March 22, 1996, included in Rush Enterprises, Inc.'s Registration Statement on Form S-1, as amended (Reg. No. 333-03346); and to all other references to our firm included in this Registration Statement.


                                          /s/ Arthur Andersen LLP
                                       -------------------------------
                                              ARTHUR ANDERSEN LLP




San Antonio, Texas
June 25, 1996